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                                                                    EXHIBIT 10.7


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


        This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into effective as of October 1, 1998, by and between PIA Merchandising Services, Inc., a Delaware corporation ("Employer"), and Terry R. Peets ("Executive").

                                 R E C I T A L S

        A. Employer and Executive have entered into that certain Employment Agreement dated June 25, 1997 (the "Employment Agreement"). Capitalized terms used herein but which are not otherwise defined shall have the meanings given to such terms in the Employment Agreement.

        B. Employer has granted to Executive a stock option dated June 25. 1997 to purchase 250,000 shares of Employer's Common Stock for an exercise price of $5.75 per share and a stock option dated September 22 1998 to purchase 35,000 shares of Employer's Common Stock for an exercise price of $4.50 per share (collectively, the "Stock Options").

        C. Employer and Executive desire to amend the Employment Agreement and the Stock Options as provided in this Amendment.

                                A G R E E M E N T

        In consideration of the foregoing recitals and the respective covenants and agreements contained herein, the parties, intending to be legally bound, agree as follows:

        1. AMENDMENT TO SECTION 4(A) OF THE EMPLOYMENT AGREEMENT. Effective retroactive to August 10, 1998, Section 4(a) of the Employment Agreement shall be amended to increase the fixed annual salary provided for therein by three percent (3%) to $21,459 per month. Such increase is intended to constitute the adjustment "in accordance with the percentage change in the Los Angeles-Long Beach-Anaheim Consumer Price Index" required by the third sentence of Section 4(a), and the parties agree that such adjustment shall fully satisfy Employer's obligation to make such adjustment regardless of the actual increase in such Index.

        2. AMENDMENT TO SECTION 4(B) OF THE EMPLOYMENT AGREEMENT. Section 4(b) of the Employment Agreement shall be amended to provide that Employer's obligation to pay the Bonus provided for in such Section 4(b) (the "Current Bonus Plan") may be terminated upon the occurrence of an Acquisition Event (as such term is defined below); provided, however, that unless the Current Bonus Plan is replaced with a substantially similar incentive plan, Executive will receive, upon the termination of the Current Bonus Plan, a pro rated Bonus based on his year to date performance for the year in which the Current Bonus Plan is terminated. For example, if an Acquisition Event occurs on September 30 of a given year and the Current Bonus Plan is terminated and not replaced by a substantially similar incentive plan, Executive would be entitled


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to receive four percent (4%) of EBITA for the nine-month period ending September
30 up to a maximum of 75% of the annual fixed salary as then in effect.

        3. AMENDMENT TO SECTION 8 OF THE EMPLOYMENT AGREEMENT. Section 8 of the Employment Agreement is hereby amended to add, following the existing subsection
(e), a new subsection (f) which reads in its entirety as follows:

        "(F) THE PROVISIONS OF SECTION 8(C) NOTWITHSTANDING, UPON TERMINATION OF EXECUTIVE'S EMPLOYMENT WITHOUT CAUSE (AS SUCH TERM IS DEFINED IN SECTION 8(A)) WITHIN TWO YEARS FOLLOWING A MATERIAL CORPORATE EVENT (AS SUCH TERM IS DEFINED BELOW) OR IN THE EVENT EXECUTIVE RESIGNS FOR MATERIAL REASON (AS SUCH TERM IS DEFINED BELOW) WITHIN ONE YEAR FOLLOWING A MATERIAL CORPORATE EVENT, THEN (I) EXECUTIVE SHALL RECEIVE, IN LIEU OF ANY PAYMENTS PURSUANT TO SECTION 8(C), THE FIXED SALARY PROVIDED FOR IN THE EMPLOYMENT AGREEMENT FOR 18 MONTHS FOLLOWING SUCH TERMINATION (THE "SEVERANCE PERIOD"), SUBJECT TO REDUCTION TO THE EXTENT EXECUTIVE OBTAINS FULL TIME EMPLOYMENT IN A COMPARABLE FULL-TIME POSITION (BUT NOT SUBJECT TO REDUCTION BASED ON CONSULTING OR SIMILAR PART-TIME INCOME) DURING THE SEVERANCE PERIOD, (II) TO THE EXTENT EMPLOYER IS ABLE TO OBTAIN STOP LOSS INSURANCE COVERAGE WITH RESPECT TO EXECUTIVE DURING THE SEVERANCE PERIOD, EXECUTIVE SHALL BE ENTITLED TO PARTICIPATE IN EMPLOYER'S EMPLOYEE HEALTH INSURANCE PLANS DURING THE SEVERANCE PERIOD AND TO THE EXTENT EMPLOYER IS NOT ABLE TO OBTAIN SUCH STOP LOSS INSURANCE COVERAGE, EXECUTIVE SHALL NOT BE ENTITLED TO PARTICIPATE IN EMPLOYER'S EMPLOYEE HEALTH INSURANCE PLANS DURING THE SEVERANCE PERIOD, EXCEPT TO THE EXTENT PERMITTED BY COBRA, AND EMPLOYER SHALL REIMBURSE EXECUTIVE FOR HIS COBRA PREMIUMS DURING SUCH PERIOD, (III) EMPLOYER SHALL MAKE THE REQUIRED PREMIUM PAYMENTS TO KEEP EXECUTIVE'S LIFE INSURANCE POLICY UNDER EMPLOYER'S GENERAL LIFE INSURANCE PROGRAM (AS IN EFFECT ON THE DATE HEREOF) AND EXECUTIVE'S "KEY MAN" LIFE INSURANCE POLICY (POLICY NUMBER 6238149, ISSUED BY MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY) IN EFFECT DURING THE SEVERANCE PERIOD, AT WHICH TIME EXECUTIVE SHALL CEASE TO BE ENTITLED TO PARTICIPATE IN ANY LIFE INSURANCE PLAN PROVIDED BY EMPLOYER, PROVIDED, HOWEVER, THAT EMPLOYER SHALL COOPERATE WITH EXECUTIVE AT THAT TIME TO MAKE AVAILABLE TO EXECUTIVE ANY LIFE INSURANCE POLICY CONVERSION OPTIONS WHICH MAY BE AVAILABLE, AND (IV) EMPLOYER SHALL MAKE THE REQUIRED PREMIUM PAYMENTS TO KEEP EXECUTIVE'S LONG TERM DISABILITY INSURANCE POLICY UNDER EMPLOYER'S GENERAL LONG TERM DISABILITY INSURANCE PROGRAM (AS IN EFFECT ON THE DATE HEREOF) AND EXECUTIVE'S "KEY MAN" LONG TERM DISABILITY INSURANCE POLICY (POLICY SERIES 297NC-2, POLICY NUMBER 5533855, ISSUED BY PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY) IN EFFECT DURING THE SEVERANCE PERIOD, AT WHICH TIME EXECUTIVE SHALL CEASE TO BE ENTITLED TO PARTICIPATE IN ANY LONG TERM DISABILITY INSURANCE PROGRAM PROVIDED BY EMPLOYER, PROVIDED, HOWEVER, THAT EMPLOYER SHALL COOPERATE WITH EXECUTIVE AT THAT TIME TO MAKE AVAILABLE TO EXECUTIVE ANY LONG TERM DISABILITY INSURANCE POLICY CONVERSION OPTIONS WHICH MAY BE AVAILABLE. EXCEPT AS OTHERWISE REQUIRED BY LAW, FROM AND AFTER THE TERMINATION OF HIS EMPLOYMENT FOR ANY REASON, EXECUTIVE SHALL CEASE TO BE ENTITLED TO PARTICIPATE IN EMPLOYER'S 401(K) PLAN. AS USED IN THIS SECTION 8(F), THE FOLLOWING TERMS SHALL HAVE THE MEANINGS INDICATED:


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             (I) "MATERIAL CORPORATE EVENT" SHALL MEAN (I) ANY MERGER OR
             CONSOLIDATION IN WHICH THE SHARES OF EMPLOYER'S CAPITAL STOCK OUTSTANDING IMMEDIATELY PRIOR TO SUCH TRANSACTION REPRESENT LESS THAN 65% OF THE OUTSTANDING VOTING POWER OF EMPLOYER (OR OF THE SURVIVING COMPANY IN A CONSOLIDATION OR IN A MERGER IN WHICH EMPLOYER IS NOT THE SURVIVING COMPANY) AFTER SUCH TRANSACTION, (II) ANY STOCK ISSUANCE (OR SERIES OF RELATED STOCK ISSUANCES) TO A PERSON OR ENTITY (OR GROUP) AS A RESULT OF WHICH THE SHARES OF EMPLOYER'S CAPITAL STOCK OUTSTANDING IMMEDIATELY PRIOR TO SUCH ISSUANCE (OR THE FIRST ISSUANCE IN A SERIES OF RELATED ISSUANCES) REPRESENT LESS THAN 65% OF THE OUTSTANDING VOTING POWER OF EMPLOYER AFTER SUCH ISSUANCE (OR ANY ISSUANCE IN A SERIES OF RELATED ISSUANCES), (III) ANY TENDER OFFER OR OTHER PURCHASE (OR SERIES OF PURCHASES) OF OUTSTANDING SHARES OF CAPITAL STOCK AS A RESULT OF WHICH A PERSON OR ENTITY (OR GROUP), OTHER THAN ONE OF THE MAJOR STOCKHOLDERS OF EMPLOYER AS OF THE DATE OF THIS MEMORANDUM, ACQUIRES MORE THAN 35% OF THE OUTSTANDING SHARES OF EMPLOYER'S COMMON STOCK, AND (IV) ANY TRANSACTION (OR SERIES OF RELATED TRANSACTIONS) AS A DIRECT RESULT OF WHICH THE COMPOSITION OF THE BOARD OF DIRECTORS IS CHANGED SUCH THAT, FOLLOWING SUCH TRANSACTION (OR ANY TRANSACTION IN A SERIES OF TRANSACTIONS), A MAJORITY OF THE MEMBERS OF THE BOARD OF DIRECTORS ARE PERSONS WHO WERE NOT MEMBERS OF THE BOARD OF DIRECTORS PRIOR TO SUCH TRANSACTION (OR THE FIRST TRANSACTION IN A SERIES OF TRANSACTIONS); AND

             (II) "MATERIAL REASON" SHALL MEAN (I) THE ASSIGNMENT TO EXECUTIVE (WITHOUT EXECUTIVE'S WRITTEN CONSENT) OF ANY POSITION, DUTIES OR RESPONSIBILITIES WHICH EXECUTIVE, IN HIS REASONABLE JUDGMENT, DEEMS TO BE MATERIALLY AND SUBSTANTIALLY LESS FAVORABLE THAN HIS POSITIONS, DUTIES AND RESPONSIBILITIES WITH EMPLOYER IMMEDIATELY PRIOR TO SUCH MATERIAL CORPORATE EVENT, (II) A CHANGE IN EXECUTIVE'S REPORTING RESPONSIBILITIES, STATUS, TITLES OR OFFICES AS IN EFFECT IMMEDIATELY PRIOR TO SUCH MATERIAL CORPORATE EVENT (WITHOUT EXECUTIVE'S WRITTEN CONSENT) WHICH EXECUTIVE, IN HIS REASONABLE JUDGMENT, DEEMS TO BE MATERIALLY ADVERSE TO EXECUTIVE,
             (III) A REDUCTION IN EXECUTIVE'S BASE SALARY AS IN EFFECT AT THE TIME OF SUCH MATERIAL CORPORATE EVENT; (IV) A FAILURE TO CONTINUE TO PROVIDE INCENTIVE COMPENSATION PLANS OR OTHER EMPLOYEE BENEFITS OR COMPENSATION PLANS, IN THE AGGREGATE, REASONABLY COMPARABLE TO THOSE PROVIDED IMMEDIATELY PRIOR TO SUCH MATERIAL CORPORATE EVENT;
             (V) A MATERIAL BREACH OF THIS AGREEMENT BY EMPLOYER; OR (VI) A REQUIREMENT THAT EXECUTIVE REPORT TO AN OFFICE MORE THAN 25 MILES FURTHER FROM EXECUTIVE'S RESIDENCE AT THE TIME OF SUCH MATERIAL CORPORATE EVENT THAN THE OFFICE TO WHICH EXECUTIVE WAS REQUIRED TO REPORT IMMEDIATELY PRIOR TO SUCH MATERIAL CORPORATE EVENT.

        4. AMENDMENT TO STOCK OPTIONS.

        (a) The Stock Options are hereby amended as follows (the terms "Cause," "Material Corporate Event" and "Material Reason" used in this Section 4 shall have the meanings given to such terms in the Employment Agreement, as amended by this Amendment):


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            (i)   Upon the occurrence of an Acquisition Event (as such term is defined in Section 4(b) of this Amendment), the dates on which the Stock Options will vest, as set forth in the vesting schedule attached to the Stock Options as Schedule A, shall be accelerated by two years, such that, with respect to any Acquisition Event which occurs after the date of this Amendment, the installments scheduled to vest in 1999 and 2000 shall be deemed fully vested, the installments scheduled to vest in 2001 shall vest on the same month and day in 1999 (or if such date in 1999 is prior to the date of such Acquisition Event, shall be deemed vested upon the consummation of such Acquisition Event), and the installments scheduled to vest in 2002 shall vest on the same month and day in 2000 (or if such date in 2000 is prior to the date of such Acquisition Event, shall be deemed vested upon the consummation of such Acquisition Event).

            (ii) If, in connection with an Acquisition Event, Employer does not survive as a public company or the acquiror does not assume the Stock Options (or issue substitute stock options in exchange therefor), such that the assumed (or substitute) options are exercisable for publicly traded stock and maintains the economic value of the Stock Options, the Stock Options shall automatically vest in full immediately prior to the consummation of such Acquisition Event and Employee shall be given an opportunity to exercise the Stock Options upon such vesting.

            (iii) Section 6(c) of each Stock Option is supplemented to provide that, in exercising such Stock Option to purchase a specified number of shares of Common Stock (the "Purchased Shares"), Employee may pay the Option Price for such Purchased Shares (i.e., $5.75 or $4.50 per Purchased Share) by either (i) delivering to Employer shares of Common Stock which Executive has owned for at least six months which have a fair market value on the close of business on the date of delivery equal to the Option Price of the Stock Option being exercised times the number of Purchased Shares or (ii) by directing Employer to cancel a portion of one or both of the Stock Options as to such number of shares of Common Stock as shall equal (x) the Option Price of the Stock Option being exercised times the number of Purchased Shares divided by (y) the amount by which the Quoted Price exceeds the Option Price for the number of shares represented by the portion of the Stock Option or Stock Options being canceled (the "Spread"). For example, if Employee desires to purchase 1,000 shares upon the partial exercise of the Stock Option with an Option Price of $5.75 and the Quoted Price is $10.75 (i.e., the Spread is $5.00), Employee can pay the Option


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                  Price for such 1,000 shares by directing Employer to cancel the Stock Option with an Option Price of $5.75 with respect to 1,150 shares (i.e., 1,150 = (1,000 x $5.75)/$5.00).

            (iv) In the event Executive's employment is terminated without Cause within two years following a Material Corporate Event or in the event Executive resigns for Material Reason within one year following a Material Corporate Event, the Stock Options shall automatically vest and become exercisable in full.

        (b) As used in this Section 4, "Acquisition Event" shall mean (i) any merger or consolidation in which the shares of Employer's capital stock outstanding immediately prior to such transaction represent less than 40% of the outstanding voting power of Employer (or of the surviving company in a consolidation or in a merger in which Employer is not the surviving company) after such transaction, (ii) any merger or consolidation as a result of which a person or entity (or "group" within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934) becomes the holder of more than 40% of the outstanding voting power of Employer (or of the surviving company), (iii) any tender offer or other purchase of outstanding shares of capital stock as a result of which a person or entity (or group), other than one of Employer's current major stockholders, acquires more than 40% of the outstanding shares of Employer's common stock, (iv) the sale of all or substantially all of the assets of Employer, and (v) a successful proxy contest (led by a party other than Employer's current major stockholders) in which a majority of the Board is replaced.

        (c) Upon termination of Executive's employment by Employer without Cause within two years following a Material Corporate Event or in the event Executive resigns for Material Reason within one year following a Material Corporate Event (but not in the event of the termination of employment due to death or disabiltiy), then the termination provisions of the Stock Options notwithstanding, the Stock Options may be exercised at any time during the six months following such termination of his employment.

        (d) The foregoing provisions notwithstanding, no amendment to the Stock Options effected hereby shall be effective in connection with a potential transaction which would constitute an Acquisition Event or a Material Corporate Event which Employer (or the acquiror) intends to account for as a pooling-of-interests if such amendment would make it impossible for such transaction to be accounted for as a pooling-of-interests, in which event, such amendment shall have no force and effect and the Stock Options shall be amended only to the extent of the amendments effected hereby, if any, which would not make it impossible for such transaction to be accounted for as a pooling-of-interests.

        5. FULL FORCE AND EFFECT. Except as expressly amended hereby, the Employment Agreement and the Stock Options shall continue in full force and effect in accordance with the provisions thereof on the date hereof.


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        6. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the Laws of the State of California without giving effect to the principles of conflict of laws.

        7. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

        IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the dates set forth below.


"EMPLOYER":                                    "EXECUTIVE":

PIA MERCHANDISING SERVICES, INC.,
a Delaware corporation                         /s/ Terry R. Peets
                                               ---------------------------------
                                                   TERRY R. PEETS

By: /s/   Patrick C. Haden
    -----------------------------------
Title: Chairman, Compensation Committee


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